Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this pre-effective amendment no. 2 to the Registration Statement on Form S-1 of Bankwell Financial Group, Inc. of our reports, dated March 25, 2014 related to our audits of the consolidated financial statements as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, which appear in this pre-effective amendment no. 2 to the Registration Statement on Form S-1 of Bankwell Financial Group, Inc. for the year ended December 31, 2013.

We further consent to the use in this pre-effective amendment no. 2 to the Registration Statement on Form S-1 of Bankwell Financial Group, Inc. of our reports, dated March 19, 2013 related to our audits of the financial statements of The Wilton Bank as of December 31, 2012 and 2011, and for each of the two years then ended, which appear in this pre-effective amendment no. 2 to the Registration Statement on Form S-1 of Bankwell Financial Group, Inc. for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in this pre-effective amendment no. 2 to the Registration Statement.

/s/ Whittlesey & Hadley, P.C.

Hartford, Connecticut

May 13, 2014